                                                                   EXHIBIT 4 (f)

     ====================================================================


                             AMENDED AND RESTATED

                                TRUST AGREEMENT


                                     among


                          RIGGS NATIONAL CORPORATION,
                                 as Depositor,


                             THE BANK OF NEW YORK,
                             as Property Trustee,


                       THE BANK OF NEW YORK (DELAWARE),
                             as Delaware Trustee,


                                      and


                   THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

                      AND THE HOLDERS OF TRUST SECURITIES

                          Dated as of March 12, 1997


                               Riggs Capital II

     ====================================================================

                               TABLE OF CONTENTS

                                  ARTICLE I

                                Defined Terms....................................  2

Section 1.1. Definitions.........................................................  2

                                 ARTICLE II.

                         Continuation of the Trust............................... 12

Section 2.1. Name................................................................ 12
Section 2.2. Office of the Delaware Trustee; Principal Place of Business......... 12
Section 2.3. Initial Contribution of Trust Property; Organizational
             Expenses............................................................ 12
Section 2.4. Issuance of the Preferred Securities................................ 13
Section 2.5. Issuance of the Common Securities; Subscription and
             Purchase of Debentures.............................................. 13
Section 2.6. Declaration of Trust................................................ 13
Section 2.7. Authorization to Enter into Certain Transactions.................... 14
Section 2.8. Assets of Trust..................................................... 18
Section 2.9. Title to Trust Property............................................. 18

                              ARTICLE III.

                            Payment Account...................................... 18

Section 3.1. Payment Account..................................................... 18

                              ARTICLE IV.

                        Distributions; Redemption................................ 19

SECTION 4.1. Distributions....................................................... 19
SECTION 4.2. Redemption.......................................................... 20
Section 4.3. Subordination of Common Securities.................................. 22
Section 4.4. Payment Procedures.................................................. 23
Section 4.5. Tax Returns and Reports............................................. 23
Section 4.6. Payment of Taxes, Duties, Etc. of the Trust......................... 23
Section 4.7. Payments under Indenture or Pursuant to Direct Actions.............. 24

                                  ARTICLE V.

Trust Securities.................................................................. 24
Section 5.1. Initial Ownership.................................................... 24
Section 5.2. The Preferred Securities............................................. 24
Section 5.3. Execution and Delivery of Trust Securities........................... 25
Section 5.4. Global Preferred Securities.......................................... 25
Section 5.5. Registration, Registration of Transfer and
             Exchange of Preferred Securities generally;
             Certain Transfer and Exchanges; Securities
             Act Legends.......................................................... 27
Section 5.6. Mutilated, Destroyed, Lost or Stolen Trust
             Securities Certificates.............................................. 31
Section 5.7. Persons Deemed Securityholders....................................... 31
Section 5.8. Access to List of Securityholders' Names and Addresses............... 31
Section 5.9. Maintenance of Office or Agency...................................... 31
Section 5.10. Appointment of Paying Agent......................................... 32
Section 5.11. Ownership of Common Securities by Depositor......................... 32
Section 5.12. Notices to Clearing Agency.......................................... 33
Section 5.13. Temporary Preferred Securities...................................... 33
Section 5.14. Rights of Securityholders........................................... 33

                                 ARTICLE VI.

Acts of Securityholders; Meetings; Voting......................................... 36
Section 6.1. Limitations on Voting Rights......................................... 36
Section 6.2. Notice of Meetings................................................... 37
Section 6.3. Meetings of Preferred Securityholders................................ 37
Section 6.4. Voting Rights........................................................ 37
Section 6.5. Proxies, etc......................................................... 38
Section 6.6. Securityholder Action by Written Consent............................. 38
Section 6.7. Record Date for Voting and Other Purposes............................ 38
Section 6.8. Acts of Securityholders.............................................. 38
Section 6.9. Inspection of Records................................................ 39

                                ARTICLE VIII.

                                  The Trustees.................................... 43
Section 8.1. Certain Duties and Responsibilities.................................. 43
Section 8.2. Certain Notices...................................................... 44
Section 8.3. Certain Rights of Property Trustee................................... 45
Section 8.4. Not Responsible for Recitals or Issuance of Securities............... 47
Section 8.5. May Hold Securities.................................................. 47

Section 8.6. Compensation; Indemnity; Fees.......................................  47
Section 8.7. Corporate Property Trustee Required; Eligibility of Trustees........  48
Section 8.8. Conflicting Interests...............................................  49
Section 8.9. Co-Trustees and Separate Trustee....................................  49
Section 8.10. Resignation and Removal; Appointment of Successor..................  51
Section 8.11. Acceptance of Appointment by Successor.............................  52
Section 8.12. Merger, Conversion, Consolidation or Succession to Business........  53
Section 8.13. Preferential Collection of Claims Against Depositor or Trust.......  53
Section 8.14. Reports by Property Trustee........................................  54
Section 8.15. Reports to the Property Trustee....................................  55
Section 8.16. Evidence of Compliance with Conditions Precedent...................  55
Section 8.17. Number of Trustees.................................................  55
Section 8.18. Delegation of Power................................................  56

                                 ARTICLE IX.

                  Termination, Liquidation and Merger............................  56

Section 9.1. Termination Upon Expiration Date....................................  56
Section 9.2. Early Termination...................................................  56
Section 9.3. Termination.........................................................  57
Section 9.4. Liquidation.........................................................  57
Section 9.5. Mergers, Consolidations, Amalgamations or Replacements of the Trust.  59

                                  ARTICLE X.

                           Miscellaneous Provisions..............................  60

Section 10.1. Limitation of Rights of Securityholders............................  60
Section 10.2. Amendment..........................................................  60
Section 10.3. Separability.......................................................  61
Section 10.5. Payments Due on Non-Business Day...................................  62
Section 10.6. Successors.........................................................  62
Section 10.7. Headings...........................................................  62
Section 10.8. Reports, Notices and Demands.......................................  62
Section 10.9. Agreement Not to Petition..........................................  63
Section 10.10. Trust Indenture Act; Conflict with Trust Indenture Act............  63
Section 10.11. Acceptance of Terms of Trust Agreement, Guarantee and Indenture...  64
SECTION 10.12. Counterparts......................................................  64

                               Riggs Capital II


             Certain Sections of this Trust Agreement relating to
                        Sections 310 through 318 of the
                         Trust Indenture Act of 1939:


Trust Indenture                                  Trust Agreement
Act Section                                          Section
---------------                                  ---------------
((S)) 310 (a)(1)..............................   8.7
          (a)(2)..............................   8.7
          (a)(3)..............................   8.9
          (a)(4)..............................   2.7(a)(ii)
          (b).................................   8.8
((S)) 311 (a).................................   8.13
          (b).................................   8.13
((S)) 312 (a).................................   5.7
          (b).................................   5.7
          (c).................................   5.7
((S)) 313 (a).................................   8.14(a)
          (a)(4)..............................   8.14(b)
          (b).................................   8.14(b)
          (c).................................  10.8
          (d).................................  8.14(c)
((S)) 314 (a).................................  8.15
          (b).................................  Not Applicable
          (c)(1)..............................  8.16
          (c)(2)..............................  8.16
          (c)(3)..............................  Not Applicable
          (d).................................  Not Applicable
          (e).................................  1.1, 8.16
((S)) 315 (a).................................  8.1(a), 8.3(a)
          (b).................................  8.2, 10.8
          (c).................................  8.1(a)
          (d).................................  8.1, 8.3
          (e).................................  Not Applicable
((S)) 316 (a).................................  Not Applicable
          (a)(1)(A)...........................  Not Applicable
          (a)(1)(B)...........................  Not Applicable
          (a)(2)..............................  Not Applicable
          (b).................................  5.14
          (c).................................  6.7

((S)) 317 (a)(1)..............................  Not Applicable
          (a)(2)..............................  Not Applicable
          (b).................................  5.9
((S)) 318 (a).................................  10.10


___________

Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

          AMENDED AND RESTATED TRUST AGREEMENT, dated as of March 12, 1997, among (i) Riggs National Corporation, a Delaware corporation (including any successors or assigns, the "Depositor"), (ii) The Bank of New York, a banking corporation organized under the laws of the State of New York, as property trustee (in each such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"),
(iii) The Bank of New York (Delaware), a banking corporation organized under the laws of the State of Delaware, as Delaware trustee (the "Delaware Trustee"),
(iv) Timothy C. Coughlin, an individual, and Linda A. Madrid, an individual, each of whose address is c/o Riggs National Corporation, 1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005 (each an "Administrative Trustee" and collectively, the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees") and (v) the several Holders, as hereinafter defined.

                                  WITNESSETH

          WHEREAS, the Depositor and the Delaware Trustee have heretofore duly declared and established a business trust, Riggs Capital II, pursuant to the Delaware Business Trust Act by the entering into that certain Trust Agreement, dated as of March 5, 1997 (the "Original Trust Agreement"), and by the execution and filing by the Property Trustee and the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on March 4, 1997, attached as Exhibit A; and

          WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Purchase Agreement, (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures and
(iv) the appointment of the Administrative Trustees;

          NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, as hereinafter defined, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE I

                                 Defined Terms

          Section 1.1. Definitions.

          For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

          "Act" has the meaning specified in Section 6.8.

          "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

          "Additional Sums" has the meaning specified in Section 10.6 of the Indenture.

          "Administrative Trustee" means each of the Persons identified as an "Administrative Trustee" in the preamble to this Trustee Agreement solely in such Person's capacity as Administrative Trustee of the Trust formed and continued hereunder and not in such Person's individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent Member" means any member of, or participant in, the Depositary.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Preferred Security, the rules and procedures of the Clearing Agency for such Global Preferred Security, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Bank" has the meaning specified in the preamble to this Trust Agreement.

          "Bankruptcy Event" means, with respect to any Person:

          (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

          "Bankruptcy Laws" has the meaning specified in Section 10.9.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the appropriate Trustee.

          "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

          "Capital Treatment Event" means the reasonable determination by the Depositor that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities hereunder, there is more than an insubstantial risk that the Depositor will not be entitled, subsequent to the effectiveness of such amendment or change or the announcement of such pronouncement, action or decision, to treat as "Tier I Capital" (or the then equivalent thereof) a portion of the Liquidation Amount of the Preferred Securities substantially equal to or greater than the portion thereof it was entitled to treat as "Tier I Capital" (or the then equivalent thereof) immediately prior to the effectiveness of such amendment or change or the announcement of such pronouncement, action or decision for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Depositor.

          "Certificate Depositary Agreement" means the agreement among the Trust, the Depositor and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Securities Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

          "Certificate of Trust" has the meaning specified in the recitals hereof.

          "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

          "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "Closing Time" has the meaning specified in the Purchase Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this

Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

          "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit B.

          "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal corporate trust office of the Property Trustee located in New York, New York, and (ii) when used with respect to the Debenture Trustee, the principal corporate trust office of the Debenture Trustee located in New York, New York.

          "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

          "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

          "Debenture Tax Event" means a "Tax Event" as defined in the Indenture.

          "Debenture Trustee" means The Bank of New York, a banking corporation organized under the laws of the State of New York, and any successor thereto, as trustee under the indenture.

          "Debentures" means the aggregate principal amount of the Depositor's 8% Junior Subordinated Deferrable Interest Debentures, Series C, issued pursuant to the Indenture.

          "Definitive Preferred Security" means a Preferred Security issued in certificated, fully registered form (non-global) as provided in Section 5.2, 5.4 or 5.12, substantially in the form set forth in Exhibit C-2.

          "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ((S)) 3801, et seq., as it may be amended from time to time.

          "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

          "Depositor" has the meaning specified in the preamble to this Trust Agreement.

          "Distribution Date" has the meaning specified in Section 4.1(a).

          "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

          "Early Termination Event" has the meaning specified in Section 9.2.

          "DTC" means the Depository Trust Company (or any successor securities clearing agency).

          "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) the occurrence of a Debenture Event of Default; or

          (b) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (c) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance or breach of which is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

          "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Depositor and the Trust entered into on March 12, 1997.

          "Expiration Date" has the meaning specified in Section 9.1.

          "Federal Reserve" means the Board of Governors of the Federal Reserve System, as from time to time constituted, or if at any time after the execution of this agreement the Federal Reserve is not existing in performing the duties now assigned to it, then the body performing such duties at such time.

          "Global Preferred Security" means a Preferred Security, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.4.

          "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor and The Bank of New York, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Preferred Securities, as amended from time to time.

          "Holder" mean a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.

          "Indenture" means the Junior Subordinated Indenture, dated as of March 12, 1997, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

          "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

          "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Trust Securities pro rata based upon the relative Liquidation Amounts of such Trust Securities and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and
(b) with respect to a distribution of Debentures to Holders of Trust Securities in exchange therefor in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures would be distributed.

          "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

          "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.4(a).

          "Liquidation Distribution" has the meaning specified in Section
9.4(d).

          "1940 Act" means the Investment Company Act of 1940, as amended.

          "Officers' Certificate" means a certificate signed by the Chairman and Chief Executive Officer, President or a Vice President, and by the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section
8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, but not an employee of any thereof, and who shall be reasonably acceptable to the Property Trustee.

          "Original Preferred Securities" has the meaning specified in Section 2.4.

          "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

          "Outstanding", when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

          (a) Trust Securities theretofore cancelled by the Property Trustee or delivered to the Property Trustee for cancellation;

          (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

          (c) Trust Securities which have been paid or in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.11 and 5.13;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

          "Owner" means each Person who is the beneficial owner of a beneficial interest in a Global Preferred Security as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the beneficial owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

          "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be The Bank of New York.

          "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee at The Bank of New York in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Securityholders in accordance with Sections 4.1 and 4.2.

          "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

          "Purchase Agreement" means the Purchase Agreement, dated as of March 7, 1997, among the Trust, the Depositor and the Initial Purchaser named therein.

          "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

          "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

          "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

          "Relevant Trustee" shall have the meaning specified in Section 8.10.

          "Responsible Officer" means, when used with respect to the Property Trustee, any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant treasurer, or any other officer of the Property Trustee assigned by the Property Trustee to administer its corporate trust matters.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Rule 144A Preferred Securities Legend" means a legend substantially in the form of the legend required in Exhibit D to be placed upon the Preferred Securities.

          "Rule 144A Global Preferred Security" means a Global Preferred Security that bears the Rule 144A Preferred Securities Legend.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.5.

          "Securityholder" or "Holder" means a Person in whose name a Trust Security or Trust Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act; provided, however, that in determining whether the Holders of the requisite amount of Preferred Securities have voted on any matter provided for in this Trust Agreement, then for the purpose of any such determination, so long as Definitive Preferred Securities certificates have not been issued, the term Securityholders or Holders as used herein shall refer to the Owners.

          "Tax Event" means the receipt by the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under this Trust Agreement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Depositor on the Debentures is not, or within 90 days after the date of such Opinion of Counsel, will not be, deductible by the Depositor, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days after the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges. With respect to Debentures that are no longer held by the Trust or another issuer, "Tax Event" means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Debentures under the Indenture, there is more than an insubstantial risk that interest payable by the Depositor on the Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Depositor, in a whole or in part, for United States federal income tax purposes (each of the circumstances referred to in clauses (i), (ii) and (iii) of the preceding sentence being referred to herein as an "Adverse Tax Consequence").

          "Transfer Agent" means any agent appointed by the Depositor for the purpose of effecting book-entry transfers through the Clearing Agency of interests in a Rule 144A Global Preferred Security for interests in an Unrestricted Global Preferred Security.

          "Trust" means the Delaware business trust created and continued hereby and identified on the cover page to this Trust Agreement.

          "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

          "Trust Security" means any one of the Common Securities or the Preferred Securities.

          "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

          "Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

          "Unrestricted Global Preferred Security" means a Global Preferred Security representing registered Preferred Securities or other securities not "restricted securities" as defined under Rule 144A of the Securities Act.

          "Unrestricted Securities Certification" means a certificate substantially in the form set forth in Exhibit E.


                                  ARTICLE II.

                           Continuation of the Trust

          Section 2.1. Name.

          The Trust continued hereby shall be known as "Riggs Capital II", as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

          Section 2.2. Office of the Delaware Trustee; Principal Place of Business.

          The address of the Delaware Trustee in the State of Delaware is c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Administration, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is c/o Riggs National Corporation, 1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005.

          Section 2.3. Initial Contribution of Trust Property; Organizational Expenses.

          The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

          Section 2.4. Issuance of the Preferred Securities.

          On March 7, 1997 the Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Purchase Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with
Section 5.2 and deliver to the Initial Purchaser named in the Purchase Agreement, Preferred Securities certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of 200,000 Preferred Securities having an aggregate Liquidation Amount of $200,000,000, against receipt of such aggregate purchase price of such Preferred Securities of $200,000,000, which amount such Administrative Trustee shall promptly deliver to the Property Trustee.

          Section 2.5. Issuance of the Common Securities; Subscription and Purchase of Debentures.

          Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 6,186 Common Securities having an aggregate Liquidation Amount of $6,186,000 against payment by the Depositor of such amount, which amount such Administrative Trustee shall promptly deliver to the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Property Trustee and having an aggregate principal amount equal to $206,186,000, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $206,186,000 (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4 and (ii) the first sentence of this Section 2.5).

          Section 2.6. Declaration of Trust.

          The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to invest in the Debentures and (b) to engage in those activities necessary or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act.

          Section 2.7. Authorization to Enter into Certain Transactions.

          (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions
(i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

              (i) As among the Trustees, each Administrative Trustee shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                    (A) the issuance and sale of the Trust Securities;

                    (B) without the consent of any Person to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement, the Registration Rights Agreement and the Certificate Depositary Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

                    (C) assisting, in connection with the Registration Rights
              Agreement, in the registration of the Preferred Securities under the Securities Act of 1933, as amended (including executing the Registration Statement), and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                    (D) assisting in the registration or listing, if any, of the
              Preferred Securities on such national securities exchange or exchanges or automated quotation system or systems as shall be determined by the Depositor and the registration of the Preferred Securities under the Securities Exchange Act of 1934, as amended, and the preparation, executing and filing of all periodic and other reports and other documents pursuant to the foregoing;

                    (E) the sending of notices (other than notices of default)
              and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                    (F) the appointment of a Paying Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement;

                    (G) registering transfer of the Trust Securities in
              accordance with this Trust Agreement;

                    (H) to the extent provided in this Trust Agreement, the
              winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                    (I) unless otherwise determined by the Depositor, the
              Property Trustee or the Administrative Trustees, or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement;

                    (J) assisting in the designation of the Preferred Securities for trading in the Private Offering, Resales and Trading through the Automatic Linkages (PORTAL) system; and

                    (K) the taking of any action incidental to the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

              (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                    (A) the establishment of the Payment Account;

                    (B) the receipt of the Debentures;

                    (C) the collection of interest, principal (and premium, if any) and any other payments made in respect of the Debentures in the Payment Account;

                    (D) the distribution through the Paying Agent of amounts
              owed to the Securityholders in respect of the Trust Securities;

                    (E) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

                    (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                    (G) the distribution of the Trust Property in accordance
              with the terms of this Trust Agreement;

                    (H) to the extent provided in this Trust Agreement, the
              winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                    (I) after an Event of Default (other than under paragraph
              (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) the taking of any ministerial action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder); and

                    (J) except as otherwise provided in this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i).

          (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" or cause the Trust to be classified as a corporation for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

          (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                    (i) the preparation by the Trust of an Offering Memorandum in relation to the Preferred Securities and the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Preferred Securities, including any amendments thereto;

                    (ii) the determination of the states in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such states or other applicable jurisdictions in connection with the sale of the Preferred Securities;

                    (iii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to The Depository Trust Company or any trading facility or exchange for registration or listing upon notice of issuance of any Preferred Securities and filing with such exchange such notifications and documents as may be necessary from time to time to maintain such listing;

                    (iv) the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

                    (v) the negotiation of the terms of, and the execution and delivery of, the Registration Rights Agreement, the Purchase Agreement providing for the sale of the Preferred Securities and the negotiation of the terms of and execution and delivery of, on behalf of the Trust, the Purchase Agreement and such other agreements as may be necessary or desirable in connection with the consummation thereof; and

                    (vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

          (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, and will not be classified as other than a grantor trust or as an association taxable as a corporation for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and any Administrative Trustee determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the holders of the Preferred Securities.

          SECTION 2.8. Assets of Trust.

          The assets of the Trust shall consist of the Trust Property.

          Section 2.9. Title to Trust Property.

          Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.


                                  ARTICLE III.

                                Payment Account

          SECTION 3.1. Payment Account.

          (a) On or prior to the Closing Time, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All moneys and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

          (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of, premium (if any) or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


                                  ARTICLE IV.

                           Distributions; Redemption

          Section 4.1. Distributions.

          (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including of Additional Interest, as defined in the Indenture) are made on the Debentures. Accordingly:

                    (i) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from March 12, 1997 and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable semi-annually in arrears on June 30 and December 31 of each year, commencing on June 30, 1997. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

                    (ii) Assuming payments of interest on the Debentures are made when due (and before giving effect to Additional Amounts, if applicable), the Trust Securities shall be entitled to Distributions payable at a rate of 8% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any full semi-annual period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

                    (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and immediately available in the Payment Account for the payment of such Distributions.

          (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be, for so long as the Preferred Securities remain in book-entry-only form, one Business Day prior to such Distribution Date; provided, however, that in the event that the Preferred Securities are not in book-entry-only form, the relevant record date shall be the June 15 and December 15 next preceding the relevant Distribution Date.

          Section 4.2. Redemption.

          (a) On any Debenture Redemption Date and on the stated maturity of the Debentures, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

          (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

                    (i) the Redemption Date;

                    (ii) the Redemption Price;

                    (iii) the CUSIP number;

                    (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed; and

                    (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on and after said date.

                    (vi) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price.

          The Trust in issuing the Trust Securities may use "CUSIP" or "private placement" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the "CUSIP" or "private placement" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as